EXHIBIT 3.1
                                                                     -----------



                                                                          FORM 4

                            BUSINESS CORPORATIONS ACT
                               (SECTION 27 OR 171)


ALBERTA REGISTRIES                            ARTICLES OF AMENDMENT
--------------------------------------------------------------------------------
1.   NAME OF CORPORATION:                     2.    CORPORATE ACCESS NO:

     COMPTON PETROLEUM CORPORATION                    20544201
--------------------------------------------------------------------------------
3.   THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

     (1) Pursuant to section 167(l)(d) of the Business Corporations Act (the "BCA"), article 3 of the restated articles of incorporation is amended by the addition of the attached Schedule "A".

     (2) Pursuant to section 167(l)(1) of the BCA, article 4 of the restated articles of incorporation is deleted in its entirety and replaced by the word "None."

     (3) Pursuant to section 167(l)(m) of the BCA, article 7 of the restated articles of incorporation is amended to read "See Schedule "B" attached hereto.'.


--------------------------------------------------------------------------------
     DATE                       SIGNATURE               TITLE
     11 Aug 1998                /s/ Ernest G. Sapieha   Director
--------------------------------------------------------------------------------
     FOR DEPARTMENTAL USE ONLY                             FILED

                                  SCHEDULE "A"
                                  ------------


CLASS 1 PREFERRED SHARES
------------------------

An unlimited number of shares without nominal or par value, issuable in series and designated as a class as "Class 1 Preferred Shares". The rights, privileges, restrictions and conditions attaching to the Class 1 Preferred Shares as a class are as follows:

(i) the Class 1 Preferred Shares may at any time and from time to time be issued in 1 or more series, each series to consist of such number of shares as may, before issue, be determined by resolution of the board of directors of the Corporation;

(ii) the board of directors of the Corporation shall, subject to the provisions contained in these Class 1 Preferred Share class provisions, by resolution duly passed before the first issue of the Class 1 Preferred Shares of each series, fix the designation, rights, privileges, restrictions and conditions to be attached to the Class 1 Preferred Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, the frequency, dates and places of their payment, the date or dates from which such dividends shall accrue, the rights of the Corporation to purchase and to redeem them pursuant to the applicable provisions of the BUSINESS CORPORATIONS ACT (the "BCA"), as it may be from time to time amended or replaced, the consideration and the terms and conditions of any such purchase or redemption, conversion rights, if any, the terms and conditions of any share purchase plan or sinking fund and the restrictions, if any, respecting payment of dividends on any shares ranking junior to the Class 1 Preferred Shares, the whole subject to the passing of a resolution by the board of directors of the Corporation setting forth the designation of, and the rights, privileges, restrictions and conditions to be attached to, the Class 1 Preferred Shares of such series;

(iii) the Class 1 Preferred Shares of each series shall, with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, be entitled to preference over the Common Shares of the Corporation and over any other shares ranking junior to the Class 1 Preferred Shares and the Class 1 Preferred Shares of each series may also be given such other preferences over the Common Shares as may be determined in the case of such series of Class 1 Preferred Shares;

(iv) the Class 1 Preferred Shares of each series shall rank on a parity with the Class 1 Preferred Shares of every other series with respect to priority in payment of dividends and in distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(v) the holders of the Class 1 Preferred Shares shall not, as such, be entitled as of right to subscribe for or to purchase or receive the whole or any part of any shares, bonds, debentures or other securities or any rights to acquire them which may from time to time be issued by the Corporation except, in respect of any particular series of Class 1 Preferred Shares, in accordance with the conversion rights, if any, set forth in the rights, privileges, restrictions and conditions attaching to the Class 1 Preferred Shares of such series;

(vi) except as required under the BCA, as it may from time to time be amended or replaced, or as otherwise required by law, the holders of the Class 1 Preferred Shares of any series shall only be entitled to vote if the board of directors of the Corporation so determines in respect of such series of the Class 1 Preferred Shares;

(vii) the provisions of paragraph (b)(i) to (b)(vi), both inclusive, of this paragraph (b)(vii) and of paragraphs (b)(viii) of these Class 1 Preferred Share class provisions, or any of them, may be deleted, varied, modified, amended or amplified in accordance with the applicable provisions of the BCA, as it may from time to time be amended or replaced, but only with, in addition to the foregoing and as otherwise required by law, the prior approval of the holders of the Class 1 Preferred Shares given as specified in paragraph (b)(viii) of these Class 1 Preferred Share class provisions; and

(viii) any approval of the holders of Class 1 Preferred Shares with respect to any and all matters referred to in these Class 1 Preferred Share class provisions or to any other matters requiring consent of the holders of the Class 1 Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the outstanding Class 1 Preferred Shares or passed by the affirmative vote of at least 2/3 of the votes cast by the holders of Class 1 Preferred Shares who voted in respect of that resolution at a meeting of the holders of the Class 1 Preferred Shares duly called for that purpose, and at which holders of not less than 1/3 of all Class 1 Preferred Shares then outstanding are present in person or represented by proxy in accordance with the BCA, as it may from time to time be amended or replaced, or any applicable by-law of the Corporation; provided, however, that if at any such meeting, when originally held, the holders of at least 1/3 of all Class 1 Preferred Shares then outstanding are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than 15 days later, and at such time and place as may be fixed by the chairman of such meeting and, at such adjourned meeting, the holders of Class 1 Preferred Shares present in person or so represented by proxy, whether or not they hold more or less than 1/3 of all Class 1 Preferred Shares then outstanding, may transact the business for which the meeting was originally called, and a resolution duly passed and carried by not less than 2/3 of the votes cast on a poll at such adjourned meeting shall constitute the approval of the holders of the Class 1 Preferred Shares. Notice of any such original meeting of the holders of the Class 1 Preferred Shares shall be given not less than 21 days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called, and notice of such adjourned meeting shall be given not less than 10 days prior to the date fixed for such adjourned meeting, but it shall not be necessary to specify in such notice the purpose for which the adjourned meeting is called. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by law or in any applicable by-law or resolution of the Corporation with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting the holders of Class 1 Preferred Shares present in person or so represented by proxy shall be entitled to I vote for each $1 reflected in the stated capital account of the Corporation in respect of each Class 1 Preferred Share held by each of such holders respectively.

                                  SCHEDULE "B"
                                  ------------


7.       OTHER RULES OR PROVISIONS (IF ANY):


(a) The directors of the Corporation may, without authorization of the shareholders:

         (i)      borrow money on the credit of the Corporation;

         (ii) issue, reissue, sell or pledge debt obligations of the Corporation;

         (iii) subject to the Business Corporations Act of Alberta, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person, and;

         (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

(b) The directors may, by resolution, delegate the powers referred to in subsection (a) hereof to a director, a committee of directors or an officer.

(c) The directors may, between annual general meetings, appoint 1 or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

(d) Meetings of the shareholders may be held at any place within Alberta or at any of the following cities: Vancouver, British Columbia; Victoria, British Columbia; Winnipeg, Manitoba; Toronto, Ontario; Ottawa, Ontario; Montreal, Quebec; or Halifax, Nova Scotia.

                                                                          FORM 7


                            BUSINESS CORPORATIONS ACT
                                  (SECTION 174)


ALBERTA REGISTRIES                          RESTATED ARTICLES OF INCORPORATION
--------------------------------------------------------------------------------
1.   NAME OF CORPORATION:                   2.    CORPORATE ACCESS NO:

     COMPTON PETROLEUM CORPORATION                       20544201
--------------------------------------------------------------------------------
3. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE.

     See Schedule "A" attached hereto.
--------------------------------------------------------------------------------
4.   RESTRICTIONS IF ANY ON SHARE TRANSFERS.

     None.
--------------------------------------------------------------------------------
5.   NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS.

     Minimum 1, maximum 11.
--------------------------------------------------------------------------------
6. IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, SPECIFY THESE RESTRICTIONS.

     None.
--------------------------------------------------------------------------------
7.   OTHER PROVISIONS IF ANY.

     See Schedule "B" attached hereto.
--------------------------------------------------------------------------------
THE FOREGOING RESTATED ARTICLES OF INCORPORATION CORRECTLY SET OUT, WITHOUT SUBSTANTIVE CHANGE THE CORRESPONDING PROVISIONS OF THE ARTICLES OF INCORPORATION AS AMENDED AND SUPERSEDE THE ORIGINAL ARTICLES OF INCORPORATION.
--------------------------------------------------------------------------------
8.   DATE                       SIGNATURE               TITLE
     11 Aug 1998                /s/ Ernest G. Sapieha   Director
--------------------------------------------------------------------------------

                                  SCHEDULE "A"
                                  ------------


The Corporation is authorised to issue:

COMMON SHARES
-------------

An unlimited number of common shares without nominal or par value to which shares shall be attached the following rights: (i) to vote at any meeting of shareholders of the Corporation; (ii) to receive any dividend declared by the Corporation; and (iii) to receive the remaining property of the Corporation on dissolution.

CLASS 1 PREFERRED SHARES
------------------------

An unlimited number of shares without nominal or par value, issuable in series and designated as a class as "Class 1 Preferred Shares". The rights, privileges, restrictions and conditions attaching to the Class 1 Preferred Shares as a class are as follows:

(i) the Class 1 Preferred Shares may at any time and from time to time be issued in 1 or more series, each series to consist of such number of shares as may, before issue, be determined by resolution of the board of directors of the Corporation;

(ii) the board of directors of the Corporation shall, subject to the provisions contained in these Class 1 Preferred Share class provisions, by resolution duly passed before the first issue of the Class 1 Preferred Shares of each series, fix the designation, rights, privileges, restrictions and conditions to be attached to the Class 1 Preferred Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, the frequency, dates and places of their payment, the date or dates from which such dividends shall accrue, the rights of the Corporation to purchase and to redeem them pursuant to the applicable provisions of the Business Corporations Act (the TCA"), as it may be from time to time amended or replaced, the consideration and the terms and conditions of any such purchase or redemption, conversion rights, if any, the terms and conditions of any share purchase plan or sinking fund and the restrictions, if any, respecting payment of dividends on any shares ranking junior to the Class 1 Preferred Shares, the whole subject to the passing of a resolution by the board of directors of the Corporation setting forth the designation of, and the rights, privileges, restrictions and conditions to be attached to, the Class 1 Preferred Shares of such series;

(iii) the Class 1 Preferred Shares of each series shall, with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, be entitled to preference over the Common Shares of the Corporation and over any other shares ranking junior to the Class 1 Preferred Shares and the Class 1 Preferred Shares of each series may also be given such other preferences over the Common Shares as may be determined in the case of such series of Class 1 Preferred Shares;

(iv) the Class 1 Preferred Shares of each series shall rank on a parity with the Class 1 Preferred Shares of every other series with respect to priority in payment of dividends and in distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(v) the holders of the Class 1 Preferred Shares shall not, as such, be entitled as of right to subscribe for or to purchase or receive the whole or any part of any shares, bonds, debentures or other securities or any rights to acquire them which may from time to time be issued by the Corporation except, in respect of any particular series of Class 1 Preferred Shares, in accordance with the conversion rights, if any, set forth in the rights, privileges, restrictions and conditions attaching to the Class 1 Preferred Shares of such series;

(vi) except as required under the BCA, as it may from time to time be amended or replaced, or as otherwise required by law, the holders of the Class 1 Preferred Shares of any series shall only be entitled to vote if the board of directors of the Corporation so determines in respect of such series of the Class 1 Preferred Shares;

(vii) the provisions of paragraphs (b)(i) to (b)(vi), both inclusive, of this paragraph (b)(vii) and of paragraph (b)(viii) of these Class 1 Preferred Share class provisions, or any of them, may be deleted, varied, modified, amended or amplified in accordance with the applicable provisions of the BCA, as it may from time to time be amended or replaced, but only with, in addition to the foregoing and as otherwise required by law, the prior approval of the holders of the Class 1 Preferred Shares given as specified in paragraph (b)(viii) of these Class 1 Preferred Share class provisions; and

(viii) any approval of the holders of Class 1 Preferred Shares with respect to any and all matters referred to in these Class 1 Preferred Share class provisions or to any other matters requiring consent of the holders of the Class 1 Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the outstanding Class 1 Preferred Shares or passed by the affirmative vote of at least 2/3 of the votes cast by the holders of Class 1 Preferred Shares who voted in respect of that resolution at a meeting of the holders of the Class 1 Preferred Shares duly called for that purpose, and at which holders of not less than 1/3 of all Class 1 Preferred Shares then outstanding are present in person or represented by proxy in accordance with the BCA, as it may from time to time be amended or replaced, or any applicable by-law of the Corporation; provided, however, that if at any such meeting, when originally held, the holders of at least 1/3 of all Class 1 Preferred Shares then outstanding are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than 15 days later, and at such time and place as may be fixed by the chairman of such meeting and, at such adjourned meeting, the holders of Class 1 Preferred Shares present in person or so represented by proxy, whether or not they hold more or less than 1/3 of all Class 1 Preferred Shares then outstanding, may transact the business for which the meeting was originally called, and a resolution duly passed and carried by not less than 2/3 of the votes cast on a poll at such adjourned meeting shall constitute the approval of the holders of the Class 1 Preferred Shares. Notice of any such original meeting of the holders of the Class 1 Preferred Shares shall be given not less than 21 days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called, and notice of such adjourned meeting shall be given not less than 10 days prior to the date fixed for such adjourned meeting, but it shall not be necessary to specify in such notice the purpose for which the adjourned meeting is called. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by law or in any applicable by-law or resolution of the Corporation with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting the holders of Class 1 Preferred Shares present in person or so represented by proxy shall be entitled to 1 vote for each $1 reflected in the stated capital account of the Corporation in respect of each Class 1 Preferred Share held by each of such holders respectively.

                                   SCHEDULE"B"
                                   -----------


7.       OTHER RULES OR PROVISIONS (IF ANY):

(a) The directors of the Corporation may, without authorization of the shareholders:

         (i) borrow money on the credit of the Corporation; (ii) issue, reissue, sell or pledge debt obligations of the Corporation;

         (ii) subject to the Business Corporations Act of Alberta, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person, and;

         (iii) (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

(b) The directors may, by resolution, delegate the powers referred to in subsection (a) hereof to a director, a committee of directors or an officer.

(c) The directors may, between annual general meetings, appoint I or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

(d) Meetings of the shareholders may be held at any place within Alberta or at any of the following cities: Vancouver, British Columbia; Victoria, British Columbia; Winnipeg, Manitoba; Toronto, Ontario; Ottawa, Ontario; Montreal, Quebec; or Halifax, Nova Scotia.